AMENDMENT
TO
MASTER ADMINISTRATIVE SERVICES AGREEMENT
     The Master Administrative Services Agreements (the “Agreements”) by and between Invesco Aim Advisors, Inc., formerly A I M Advisors, Inc., a Delaware corporation, and each registered investment company set forth on Exhibit A to this Amendment (each individually referred to as “Fund”, or collectively, “Funds”), severally, on behalf of each of their series of beneficial interest (each, a “Portfolio”), is hereby amended as follows:
     WHEREAS, at the close of business on December 31, 2009, Invesco Aim Advisors, Inc. merged into Invesco Institutional (N.A.), Inc., and subsequently Invesco Institutional (N.A.), Inc. was renamed Invesco Advisers, Inc.;
     WHEREAS, Invesco Advisers, Inc. assumes all rights, duties and obligations under the Agreements;
     NOW, THEREFORE, the parties acknowledge and agree that Invesco Advisers, Inc., as successor by merger to Invesco Aim Advisors, Inc., shall be bound by the terms of such Agreements and shall assume all of Invesco Aim Advisors, Inc.’s rights, duties and obligations as its own as of January 1, 2010;

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Dated: January 1, 2010

INVESCO ADVISERS, INC.

Attest:	/s/ Stephen R. Rimes Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President

(SEAL)

AIM COUNSELOR SERIES TRUST
AIM EQUITY FUNDS
AIM FUNDS GROUP
AIM GROWTH SERIES
AIM INTERNATIONAL MUTUAL FUNDS
AIM INVESTMENT FUNDS
AIM INVESTMENT SECURITIES FUNDS
AIM SECTOR FUNDS
AIM TAX-EXEMPT FUNDS
AIM TREASURER’S SERIES TRUST
AIM VARIABLE INSURANCE FUNDS
SHORT-TERM INVESTMENTS TRUST

Attest:	/s/ Stephen R. Rimes Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President

SCHEDULE A
TO
AMENDMENT TO MASTER ADMINISTRATIVE SERVICES AGREEMENT

	Master Administrative Services
Fund	Agreement (MASA)	Amendment Number
AIM Counselor Series Trust	Second Amended and Restated	4
AIM Equity Funds	Second Amended and Restated	4
AIM Funds Group	Second Amended and Restated	2
AIM Growth Series	Second Amended and Restated	3
AIM International Mutual Funds	Amended and Restated	2
AIM Investment Funds	Second Amended and Restated	3
AIM Investment Securities Funds	Second Amended and Restated	2
AIM Sector Funds	Second Amended and Restated	1
AIM Tax-Exempt Funds	Second Amended and Restated	1
AIM Treasurer’s Series Trust	Second Amended and Restated	1
AIM Variable Insurance Funds	Third Amended and Restated	6
Short-Term Investments Trust	Second Amended and Restated	2